                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Lennar Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [LENNAR CORPORATION LOGO]

    Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 -- (305) 559-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 4, 2000

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

     This is to notify you that the Annual Meeting of the stockholders of Lennar Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 4, 2000, at 11:00 o'clock a.m. Eastern Daylight Saving Time, for the following purposes:

        1. To elect three directors. The other directors have been elected for terms that expire in subsequent years.

        2. To transact any other business which may properly come before the meeting.

     Only stockholders of record at the close of business on February 22, 2000 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. Our transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you voted.

                                          By Order of the Board of Directors

                                          DAVID B. McCAIN
                                          Secretary

Dated: March 9, 2000

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     Our management is soliciting the accompanying Proxy. The proxyholders named in the Proxy will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote the proxies for the proposals presented in this Proxy Statement. They will not vote shares with regard to matters as to which proxies instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted). WE ARE MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ON OR ABOUT MARCH 9, 2000 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 22, 2000. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive at our office at 700 N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

     We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record at the close of business on February 22, 2000 will be entitled to vote at the meeting. Our only outstanding voting securities on that date were 38,810,618 shares of Common Stock and 9,848,562 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.

     You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity.

PRINCIPAL STOCKHOLDERS

     On February 22, 2000, the following persons are the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission, owned beneficially more than 5% of any class of our voting securities:

                                                                  AMOUNT AND
                                                             NATURE OF BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER     TITLE OF CLASS           OWNERSHIP            CLASS
------------------------------------     --------------      --------------------    ----------
Leonard Miller                        Class B Common Stock        9,818,861(l)          99.7%
    700 NW 107th Ave.
    Miami, FL 33172

Warburg, Pincus Investors, L.P.       Common Stock                7,076,600(2)          18.2%
    466 Lexington Avenue
    New York, New York 10017

FMR Corp.                             Common Stock                7,044,828             18.2%
    82 Devonshire Street
    Boston, MA 02109-3614

Myron Kaplan                          Common Stock                4,996,200(3)          12.9%
    P.O. Box 385
    Leonia, NJ 07605

---------------

(1) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of the partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.
(2) Warburg, Pincus & Co. and E.M. Warburg, Pincus & Co., LLC are also beneficial owners of the shares owned by Warburg, Pincus Investors, L.P. Warburg, Pincus & Co. may be deemed to own beneficially an additional 156,978 shares of Common Stock held by its asset management affiliate.

(3) Consists of 4,917,200 shares owned by Mr. Kaplan and 79,000 shares owned by Kaplan Nathan & Co., L.P., as to which Mr. Kaplan shares voting or dispositive power.

     On February 22, 2000, The Depository Trust Company owned of record 37,909,209 shares of Common Stock, which was 97.7% of the outstanding Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     Our voting securities which our directors and executive officers owned on February 22, 2000 were as follows:

                                                        AMOUNT AND
                                                   NATURE OF BENEFICIAL     PERCENT
 NAME OF BENEFICIAL OWNER      TITLE OF CLASS          OWNERSHIP(1)         OF CLASS
 ------------------------   --------------------   --------------------    ----------
Leonard Miller              Class B Common Stock         9,818,861(2)(3)        99.7%
                            Common Stock                    18,306               (6)
Irving Bolotin              Common Stock                   127,642               (6)
Bruce E. Gross              Common Stock                    72,324               (6)
Jonathan M. Jaffe           Common Stock                    91,498               (6)
R. Kirk Landon              Common Stock                     7,900               (6)
Sidney Lapidus              Common Stock                    18,000(4)            (6)
Reuben S. Leibowitz         Common Stock                     6,000(4)            (6)
Stuart A. Miller            Common Stock                   438,394               1.1%
Allan J. Pekor              Common Stock                    40,706               (6)
Arnold P. Rosen             Common Stock                     2,000               (6)
Steven J. Saiontz           Common Stock                   102,549(5)            (6)
Directors and Officers as
  a Group (15 persons)      Class B Common Stock         9,818,861              99.7%
                            Common Stock                   991,394               2.5%

---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 22, 2000. Those options include options held by Irving Bolotin relating to 1,000 shares, Bruce E. Gross relating to 30,484 shares, Jonathan M. Jaffe relating to 58,750 shares, R. Kirk Landon relating to 1,000 shares, Sidney Lapidus relating to 2,000 shares, Reuben S. Leibowitz relating to 2,000 shares, Stuart A. Miller relating to 364,500 shares, Allan J. Pekor relating to 29,302 shares, Arnold
    P. Rosen relating to 2,000 shares, Steven J. Saiontz relating to 2,000 shares, and all directors and executive officers relating to 530,536 shares. Also includes shares held by our Employee Stock Ownership/401(k) Plan for the accounts of the named persons. Additional information about those shares is contained in Note (3) to the Summary Compensation Table.
(2) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of the partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.
(3) Stuart A. Miller is the trustee, and Stuart A. Miller and Mr. Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 9,818,861 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 9,818,861 shares and neither Stuart A. Miller nor Mr. Saiontz is shown as a beneficial owner of those shares.
(4) Does not include 7,076,600 shares held by Warburg, Pincus Investors, L.P., in which Warburg, Pincus & Co. is the general partner. Sidney Lapidus and Reuben S. Leibowitz are partners of Warburg, Pincus & Co.
(5) Does not include 9,000 shares held by Mr. Saiontz's wife.
(6) Less than 1%.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller is entitled to 98,206,916 votes, which is 71.5% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group are entitled to 98,649,468 votes, which is 71.9% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock.

                             ELECTION OF DIRECTORS

     Our directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. Our Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The persons named in the accompanying Proxy will vote for the following three people as our directors to serve until the 2003 Annual Meeting of Stockholders:

                                                                       DIRECTOR          TERM
NAME OF DIRECTOR                                              AGE       SINCE          EXPIRES
----------------                                              ---   --------------   ------------
              NOMINATED TO SERVE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS
Jonathan M. Jaffe                                             40         1997            2000
Sidney Lapidus                                                62         1997            2000
Arnold P. Rosen                                               79         1969            2000

                INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING
Irving Bolotin                                                67         1974            2001
R. Kirk Landon                                                70         1999            2001
Leonard Miller(1)                                             67         1969            2001
Reuben S. Leibowitz                                           52         1997            2002
Stuart A. Miller(1)                                           42         1990            2002
Steven J. Saiontz(1)                                          41         1990            2002

---------------

(1) Executive Committee member.

     Jonathan M. Jaffe has been one of our Vice Presidents since 1994. For more than five years before that, he held executive positions with several of our subsidiaries.

     Sidney Lapidus has been a Partner of Warburg, Pincus & Co. and a Managing Director of E.M. Warburg, Pincus & Co., LLC (and its predecessor) since 1974 and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the boards of directors of Caribiner International, Inc., Four Media Company, Grubb & Ellis Company, Knoll, Inc. and Radio Unica Communications Corp., as well as a number of private companies.

     Arnold P. Rosen is one of our founders and a founder of our predecessor, F&R Builders, Inc. (which is now Lennar Homes, Inc.). Now retired, Mr. Rosen served as an Executive Vice President from our founding in 1969 until his retirement on December 31, 1977.

     Irving Bolotin was a Senior Vice President of our Company until he retired on December 31, 1998. He had held that position for more than five years before his retirement.

     R. Kirk Landon is the President of the Kirk Foundation, President of The ABIG Foundation, Chairman of Innovative Surveillance Technology and Vice Chairman of the Board of Trustees of Barry University. From 1974 to 1999 he was Chairman of the Board of American Bankers Insurance Group and from 1991 to 1998, he was a Director of the Federal Reserve Bank, Atlanta/Miami Branch.

     Leonard Miller is our Chairman of the Board. He is a founder of Lennar, and from our founding in 1969 until April 1997, Mr. Miller was our President and Chief Executive Officer. He is the former Chairman of the Board of Trustees of the University of Miami, Chairman of South Florida Annenberg Challenge and Chairman of the Board and a Director of Union Bank of Florida. Mr. Miller is the father of Stuart A. Miller and the father-in-law of Steven J. Saiontz.

     Reuben S. Leibowitz has been a Partner of Warburg, Pincus & Co. and a Managing Director of E.M. Warburg, Pincus & Co., LLC (and its predecessor) since 1984. Prior to 1984, Mr. Leibowitz was a partner at Spicer and Oppenheim, Certified Public Accountants. Mr. Leibowitz currently serves on the boards of directors of Chelsea GCA Realty, Inc. and Grubb & Ellis Company, as well as a number of private companies.

     Stuart A. Miller has been our President and Chief Executive Officer since April 1997. For more than five years prior to that, he was one of our Vice Presidents. He is the Chairman of the Board of LNR Property Corporation, our former wholly-owned subsidiary which we spun-off in October 1997. He is a Director of Union Bank of Florida. Mr. Miller is the son of Leonard Miller and brother-in-law of Steven J. Saiontz.

     Steven J. Saiontz has been the Chief Executive Officer of LNR Property Corporation since June 1997. For more than five years before that, he was the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of ours. He is a Director of Union Bank of Florida. Mr. Saiontz is the son-in-law of Leonard Miller and brother-in-law of Stuart A. Miller.

     An affiliate of Warburg, Pincus & Co. was a significant stockholder of Pacific Greystone Corporation, a California-based homebuilder that we acquired in a merger on October 31, 1997. In connection with the merger, we agreed that for as long as Warburg Pincus and its affiliates own at least 10% of our common stock of both classes, we will recommend that our stockholders vote for two persons nominated by the Warburg Pincus affiliate for our Board of Directors and Leonard Miller agreed to vote all shares that he or his family partnerships own in favor of those persons. We also agreed that for as long as Warburg Pincus and its affiliates own at least 5% of our common stock of both classes, (i) we will recommend that our stockholders vote for one person nominated by the Warburg Pincus affiliate for our Board of Directors and (ii) any issuance of more than 20% of our outstanding stock in a three year period, or acquisition in a transaction or series of related transactions of assets or properties with a fair market value of more than $100 million (other than acquisitions in the ordinary course of business consistent with past practice in states in which we operated at the time of the merger), will require the Warburg Pincus affiliate's prior approval. The Warburg Pincus affiliate is currently entitled to designate two directors to the Board of Directors. Messrs. Lapidus and Leibowitz are those designees.

     The Company has agreed to acquire U.S. Home Corporation, subject to the approval of the stockholders of both companies. The agreement requires that at the time of the transaction, Robert J. Strudler (currently the Chairman of the Board and Co-Chief Executive Officer of U.S. Home), Isaac Heimbinder (currently the President, Co-Chief Executive Officer and Chief Operating Officer of U.S.
Home) and two other members of U.S. Home's Board of Directors designated by U.S. Home, be elected to the Company's Board of Directors, effective immediately after the transaction takes place. The term of one of these persons will expire at the 2001 annual meeting, the term of another of them will expire at the 2002 annual meeting, and the terms of the other two of them will expire at the 2003 annual meeting. U.S. Home has the right to designate whose term will expire at each of those meetings. The Company's stockholders are not being asked to vote with regard to the persons required by the agreement with U.S. Home (although Leonard Miller has agreed that if the stockholders were asked to vote with regard to them, he would vote all his shares in favor of them, and therefore, their election would be assured). Instead, as completion of the transaction nears, the Company's Board of Directors will elect the new directors as contemplated by the agreement, subject to the transaction being completed.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for our Chief Executive Officer and for the four additional executive officers who together were our five highest paid executive officers for the year ended November 30, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                             ------------------------------
                                               ANNUAL COMPENSATION                 AWARDS          PAYOUTS
                                     -------------------------------------   --------------------  --------
                                                                OTHER        RESTRICTED                           ALL
                                                                ANNUAL         STOCK                 LTIP        OTHER
                                     SALARY       BONUS      COMPENSATION      AWARDS   OPTIONS/    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)         (1)($)        (2)($)         (3)($)     SARS        ($)        (4)($)
---------------------------  ----    ------      -------     ------------    ---------- --------   --------    ------------
Leonard Miller               1999    750,000            --         --             --       --         --           4,700
 Chairman of the Board       1998    750,000            --         --             --       --         --           9,200
                             1997    473,100       879,800         --          1,600       --         --           6,600

Stuart A. Miller             1999    600,000     2,141,100         --             --       --         --           6,700
 President and Chief         1998    600,000     1,800,900         --             --       --         --           7,900
 Executive Officer           1997    230,800       703,800         --          1,600       --         --           5,300

Jonathan M. Jaffe            1999    400,000     1,484,700         --             --       --         --           6,700
 Vice President              1998    400,000     1,500,000         --             --       --         --           8,100
                             1997    215,400       450,000    120,300          1,600       --         --           5,400

Allan J. Pekor               1999    300,000       376,500         --             --       --         --           6,400
 Vice President              1998    300,000       539,500         --             --       --         --           8,700
                             1997    288,100            --         --          1,600       --         --           5,000

Bruce E. Gross               1999    400,000       155,600         --             --       --         --           6,400
 Vice President and          1998    300,000       225,000         --             --       --         --           7,100
 Chief Financial Officer     1997(5)      --            --         --             --       --         --              --

---------------

(1) Annual bonus represents amount earned during the year. Cash payment of a portion of the bonus may be deferred to subsequent years.
(2) Consists of relocation related expenses.
(3) At November 30, 1999, a total of 206,000 restricted shares of Common Stock, with an aggregate market value of $3,360,375 on that day, were held in employees' accounts under our Employee Stock Ownership/401(k) Plan. All shares in the accounts of employees with more than five years service are vested (184,193 shares at November 30, 1999). Shares in the accounts of other employees become vested at the rate of 20% per year over a five-year period. Holders of both vested and non-vested shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 1999 included 9,437 shares in Leonard Miller's account (with a market value on that day of $153,941), 8,064 shares in Stuart A. Miller's account (with a market value on that day of $131,544), 1,159 shares in Jonathan M. Jaffe's account (with a market value on that day of $18,906), and 6,106 shares in Allan J. Pekor's account (with a market value on that day of $99,604). All shares held in these officers' accounts were vested.
(4) Consists of matching payments by us under the 401(k) aspect of our Employee Stock Ownership/401(k) Plan, term life insurance premiums and long-term disability insurance premiums paid by us, as follows:

                                                                                       LONG-TERM
                                       401(K)               TERM LIFE                 DISABILITY
                                      MATCH($)             INSURANCE($)              INSURANCE($)
                                   ---------------    ----------------------    -----------------------
Leonard Miller             1999         4,100                   200                        400
                           1998         5,000                 2,700                      1,500
                           1997         2,400                 2,400                      1,800

Stuart A. Miller           1999         4,800                 1,100                        800
                           1998         4,600                 2,700                        600
                           1997         2,400                 2,400                        500

Jonathan M. Jaffe          1999         4,800                 1,100                        800
                           1998         5,000                 2,600                        500
                           1997         2,400                 2,200                        800

Allan J. Pekor             1999         4,800                   800                        800
                           1998         5,000                 1,900                      1,800
                           1997         2,400                 1,300                      1,300

Bruce E. Gross             1999         4,800                   800                        800
                           1998         5,000                 1,700                        400
                           1997(5)         --                    --                         --

(5) Does not include compensation from Pacific Greystone Corporation before we acquired it through a merger on October 31, 1997.

     Directors who are not our employees are paid annual fees of $10,000 plus $2,500 for each board meeting attended in person and $500 for each board meeting in which they participate by conference communications equipment. These directors may elect to postpone payment of such fees until retirement, resignation or death. Directors may elect to make the deferral in cash or shares of Lennar Common Stock. Directors who are not our employees are also granted, as of the date of each annual shareholders' meeting, 1,000 options to purchase Lennar Common Stock at a price equal to the market value of the stock on that date. The options become exercisable on the one year anniversary of the grant date. Directors who are also our employees receive no additional remuneration for services as directors.

     No options or stock appreciation rights were granted to our Chief Executive Officer or to any of our four additional highest paid executive officers for the fiscal year ended November 30, 1999.

     The following table sets forth information about option/SAR exercises in the fiscal year ended November 30, 1999 and option/SAR values as of the end of that year for our Chief Executive Officer and our four additional highest paid executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                           VALUE OF
                                                                       NUMBER OF         UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS/SARS       OPTIONS/SARS
                                                                       AT FISCAL          AT FISCAL
                                                                        YEAR-END        YEAR-END($)(1)
                                        SHARES                      ----------------   ----------------
                                      ACQUIRED ON        VALUE      EXERCISABLE(E)/    EXERCISABLE(E)/
               NAME                    EXERCISE       REALIZED($)   UNEXERCISABLE(U)   UNEXERCISABLE(U)
               ----                 ---------------   -----------   ----------------   ----------------
Leonard Miller                              --               --              --                   --
  Chairman of the Board                                                      --                   --

Stuart A. Miller                            --               --         342,000(E)         2,709,169(E)
  President and                                                         140,000(U)           824,892(U)
  Chief Executive Officer

Jonathan M. Jaffe                           --               --          50,500(E)           118,601(E)
  Vice President                                                        196,000(U)           379,395(U)

Allan J. Pekor                              --               --          23,790(E)           106,247(E)
  Vice President                                                        111,689(U)           562,934(U)

Bruce E. Gross                              --               --          30,484(E)           100,218(E)
  Vice President and                                                     40,000(U)                --
  Chief Financial Officer

---------------

(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 30, 1999.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     Our Board has established an Audit and Nominating Committee, a Compensation Committee, a Stock Option Committee and an Independent Directors Committee.

     The Audit and Nominating Committee consisted of Messrs. Leibowitz and Rosen through April 14, 1999. After April 14, 1999, Mr. Lapidus was added to the Committee. This Committee met four times during fiscal 1999. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for us by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the scope of work, findings and conclusions of our internal audit department. In addition, it reviews possible candidates for election to our Board of Directors.

     The Compensation Committee consisted of Messrs. Leibowitz and Rosen through April 14, 1999. After April 14, 1999, Mr. Landon was added to this Committee. The Compensation Committee met twice during fiscal 1999. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans.

     Since April 1998, the Stock Option Committee has consisted of Messrs. Leonard Miller and Stuart Miller. The Stock Option Committee met nine times during fiscal 1999. Its principal functions are: granting options under our stock option plans, setting the terms of these options and administering the stock option plans. In some instances, Stock Option Committee awards of stock options are subject to Board of Directors approval.

     Our by-laws require that any significant transactions we have with LNR Property Corporation or its subsidiaries, including significant decisions regarding Lennar Land Partners (of which we and LNR each own 50%), be approved by an Independent Directors Committee, which consists entirely of members of our Board who are not directors, officers or employees of LNR. The members of our Independent Directors Committee are Messrs. Lapidus, Leibowitz and Landon (Mr. Landon was elected to the committee in January 1999). The committee met twice during fiscal 1999.

     Our Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1999, the Board met six times. Each director attended at least three-fourths of the total number of meetings of the Board which were held while he was a director and at least three-fourths of the total number of meetings of all committees of the Board on which he served, with the exception of Mr. Bolotin, who attended two-thirds of the total number of meetings of the Board.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 1999, and the basis for the compensation of Stuart A. Miller, who served as our President and Chief Executive Officer during fiscal 1999.

     Each year, the Compensation Committee reviews the compensation of each of our employees and each employee of our subsidiaries whose compensation for the previous year exceeded a specified level. This review includes salary for the prior year, the anticipated bonus, if any, for the preceding year (the actual bonus usually has not yet been computed) and the management recommendations as to salary and bonus formulae for the following year (except that there is no management recommendation as to the Chief Executive Officer or the Chairman of the Board).

     The bonus formulae that our management recommends vary depending on particular employees' positions and other factors. Bonuses for regional and division presidents and people in similar capacities often are a percentage of the profits of the divisions or other business units of which they have charge. We base bonuses of other employees upon various approaches to evaluating their performance.

     The Compensation Committee almost always accepts our management's recommendation as to all but our highest paid officers. This is because our management is far more familiar than anyone on the Compensation Committee with the individual employees, with prevailing levels of compensation in areas in which particular employees work and with other factors affecting compensation decisions. It is also because our management has primary responsibility for hiring and motivating employees, and for profitability of operations. However, the Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management's compensation decisions have been made responsibly, and have promoted our policy of attempting to compensate employees in the mid-range of what is customary for comparable work in applicable geographic areas.

     The Compensation Committee reviews in greater depth the recommendations of the Chief Executive Officer regarding compensation of our most highly paid executive officers. The review has included both proposed salaries and bonus formulae.

     At its December 1998 and January 1999 meetings, the Compensation Committee reviewed the compensation of Stuart A. Miller, our Chief Executive Officer. The Compensation Committee discussed the contributions Mr. Miller had made as our primary operating officer, and his expected future contribution. The Compensation Committee also reviewed an analysis, abstracted from proxy statements, of the 1997 compensation of senior executive officers of the four homebuilding companies that are viewed as most comparable to us. The committee determined Mr. Miller's compensation with regard to fiscal 1999 to be a base salary of $600,000, plus a bonus equal to 0.75% of our consolidated net income before income taxes during that year. Mr. Miller also received during fiscal year 1999, for serving as Chairman of the Board of LNR Property Corporation, a base salary of $200,000 plus 0.25% of its consolidated net income before income taxes.

     At its December 1998 and January 1999 meetings, the Compensation Committee also reviewed in detail the compensation recommendations regarding the five most highly paid executive officers. The committee approved, in addition to that of Stuart A. Miller, the compensation of Leonard Miller, Jonathan Jaffe, Bruce E. Gross, and Allan Pekor. That compensation included fixed salaries and bonuses based upon the return generated on the assets employed in the activities supervised by each of those persons.

                                    ARNOLD P. ROSEN, Chairman
                                    REUBEN S. LEIBOWITZ

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Arnold P. Rosen, who is the Chairman of our Compensation Committee, was our Executive Vice President until his retirement in 1977.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return of our Common Stock, assuming the reinvestment of dividends, with the Dow Jones Equity Market Index and the Dow Jones Home Construction Index:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         FISCAL YEAR ENDING NOVEMBER 30
                                 (1994 = $100)
Performance Graph

                                                                             DOW JONES EQUITY MARKET         DOW JONES HOME
                                                   LENNAR CORPORATION                 INDEX                CONSTRUCTION INDEX
                                                   ------------------        -----------------------       ------------------
1994                                                    $100.00                     $100.00                     $100.00
1995                                                     143.00                      137.00                      164.00
1996                                                     168.00                      175.00                      154.00
1997                                                     327.00                      226.00                      235.00
1998                                                     348.00                      278.00                      232.00
1999                                                     255.00                      335.00                      163.00

     The graph assumes $100 invested on November 30, 1994 in Lennar Common Stock, the Dow Jones Equity Market Index and the Dow Jones Home Construction Index with the reinvestment of all dividends, including the Company's distribution to shareholders of LNR Property Corporation common stock on October 31, 1997. For the purpose of this chart, the LNR distribution is treated as a nontaxable cash dividend that would have been converted to additional Lennar shares.

                                 OTHER MATTERS

     Our management does not know of any matters other than those described in this Proxy Statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     Deloitte & Touche LLP audited our financial statements for the year ended November 30, 1999. We expect representatives of that firm to be present at the Annual Meeting of Stockholders to answer questions. We will give them an opportunity to make a statement if they wish to do so.

     The Board of Directors has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 2000. We will discuss the selection at meetings of the audit committee and of the Board of Directors scheduled for March 2000.

STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     We must receive proposals that stockholders wish to be included in next year's Proxy Statement at our principal executive offices at 700 N.W. 107th Avenue, Miami, Florida 33172 no later than November 9, 2000.

                                          By Order of the Board of Directors

                                          DAVID B. McCAIN
                                          Secretary

Dated: March 9, 2000

                                                                    Appendix A


                           [Lennar Corporation Logo]
                             700 N.W. 107th Avenue
                              Miami, Florida 33172

                         Proxy for 2000 Annual Meeting
          This Proxy is Solicited on Behalf of the Board of Directors

By signing this proxy, the stockholder of Lennar Corporation appoints Leonard Miller, Stuart A. Miller, David B. McCain, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 4, 2000, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.


SEE REVERSE SIDE                                               SEE REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X]  Please mark
     votes as in
     this example.

The Board of Directors solicits this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.


1. Election of Directors:                                         2. In their discretion the Proxies are authorized to vote upon
   Nominees: (01) Jonathan M. Jaffe, (02) Sidney Lapidus and         such other business as may properly come before the
             (03) Arnold P. Rosen                                    meeting.


         FOR                  WITHHELD
         ALL    [ ]       [ ] FROM ALL
       NOMINEES               NOMINEES


[ ] ______________________________________
    For all nominees except as noted above

                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                  CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                                                  Please sign exactly as name appears at left.

                                                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or
                                                                  guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



Signature: _____________________________ Date: ____________________  Signature: __________________________   Date:__________________

                           [Lennar Corporation Logo]
                             700 N.W. 107th Avenue
                              Miami, Florida 33172

                         Proxy for 2000 Annual Meeting
          This Proxy is Solicited on Behalf of the Board of Directors

By signing this proxy, the stockholder of Lennar Corporation appoints Leonard Miller, Stuart A. Miller, David B. McCain, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 4, 2000, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Class B Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.


SEE REVERSE SIDE                                               SEE REVERSE SIDE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X]  Please mark
     votes as in
     this example.

The Board of Directors solicits this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.


1. Election of Directors:                                         2. In their discretion the Proxies are authorized to vote upon
   Nominees: (01) Jonathan M. Jaffe, (02) Sidney Lapidus and         such other business as may properly come before the
             (03) Arnold P. Rosen                                    meeting.


         FOR                  WITHHELD
         ALL    [ ]       [ ] FROM ALL
       NOMINEES               NOMINEES


[ ] ______________________________________
    For all nominees except as noted above

                                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                                                  CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                                                  Please sign exactly as name appears at left.

                                                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or
                                                                  guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.



Signature: _____________________________ Date: ____________________  Signature: __________________________   Date:__________________
